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                                 EXHIBIT 99.1

                                  ORDER FORM

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                                                                   Exhibit 99.1

                                            [LOGO] FirstBank Corp.
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                                                     Stock Order Form
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                                          FirstBank Northwest EXPIRATION DATE
                                           Conversion Center  for Stock Order
                                                XX Street          Forms:
                                           Lewiston, ID 11111    Day, Month x,
                                           (XXX) XXX-XXXX             1997
                                                                   12:00 Noon,
                                                                  Pacific Time
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this Form.
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 (1) NUMBER OF SHARES   SUBSCRIPTION PRICE  (2) TOTAL PAYMENT DUE
       [_]                  X $10.00       =          [_]

 The minimum purchase is 25 shares. The maximum purchase limitations are (i) in the Subscription Offering-for any eligible subscriber 125,000 (12,500 shares); and (ii) in the Direct Community Offering-for any person, together with Associates or persons acting in concert, $XXX,XXX (XX,XXX shares). In addition, no person, together with Associates and persons acting in concert with such person, may purchase in the aggregate more than $250,000 of the shares offered (25,000 shares).
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 [_](3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION
    Check here if you are a director, officer or employee of FirstBank Northwest or a member of such person's immediate family.
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 [_](4) METHOD OF PAYMENT/CHECK                 Check Amount
    Enclosed is a check, bank draft or money        [_]
    order made payable to FirstBank Northwest
    in the amount of:
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 [_](5) METHOD OF PAYMENT/WITHDRAWAL
    The undersigned authorizes withdrawal from the following account(s) at FirstBank Northwest. There is no penalty for early withdrawal used for this payment.
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              Account Number(s)               Withdrawal Amount(s)
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    -----------------------------------------------------------------------

    -----------------------------------------------------------------------

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             Total Withdrawal Amount  -------------------------------------


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[_](6) PURCHASER INFORMATION
   a. [_] Check here if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more on December 31, 1995. List account(s) below.
   b. [_] Check here if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on March 31, 1997. List account(s) below.
   c. [_] Check here if you were a depositor as of _______________, 1997 or a borrower with a loan outstanding as of April 25, 1990 which continued to be outstanding as of __________, 1997. LIST ACCOUNTS(S) OR LOANS(S) BELOW.

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          Account Title (Names on Accounts)             Account Number(s)
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    -----------------------------------------------------------------------

    -----------------------------------------------------------------------
    PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.
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 (7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP
 [_] Individual                           [_] Joint Tenants
 [_] Fiduciary (i.e. trust, estate, etc.) [_] Corporation or Partnership
 [_] Tenants in Common
 [_] Uniform Gifts to Minors Act
 [_] IRA or Qualified Plan-Beneficial Owners

 (8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT CLEARLY) [___________________________________________________________________]
                                                       SS#
                                                       [___________________]
 Name(s) continued                                     Social Security # or
                                                       Tax ID
 [___________________________________________________] [___________________]
 Street Address                      City              State   Zip Code
 [_________________________________] [_______________] [____]  [___________]
 (9) TELEPHONE INFORMATION       Daytime      Evening  County of Residence
     [(   )                             ]   [(   )   ] [___________________]
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 [_](10) NASD AFFILIATION                            [_](11) ASSOCIATE-ACTING
    Check here if you are a member of the National      IN CONCERT
    Association of Securities Dealers, Inc.             Check here, and complete
    ("NASD"), a person associated with an NASD          the reverse side of this
    member, a member of the immediate family of any     Form, if you or any
    such person to whose support such person            associates (as defined
    contributes, directly or indirectly, or the         on the reverse side of
    holder of an account in which an NASD member or     this Form) or persons
    person associated with an NASD member has a         acting in concert with
    beneficial interest. To comply with conditions      you have submitted other
    under which an exemption from the NASD's            orders for shares in the
    Interpretation With Respect to Free-Riding and      Subscription and/or
    Withholding is available, you agree, if you have    Community Offerings.
    checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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 (12) ACKNOWLEDGMENT
 To be effective, this Stock Order Form and accompanying Certification Form must be properly completed and actually received by FirstBank Northwest no later than 12:00 Noon, Pacific Time, on DAY, MONTH DATE, 1997, unless extended; otherwise this Stock Order Form and all subscription rights will be void. The undersigned agrees that after receipt by FirstBank Northwest, this Stock Order Form may not be modified, withdrawn or canceled without the Bank's consent and if authorization to withdraw from deposit accounts at the Bank has been given as payment for shares; the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this Stock Order Form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares herewith. It is understood that this Stock Order From will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of the Bank described in the accompanying Prospectus. The undersigned hereby acknowledges receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to the Bank.

 Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. FirstBank Northwest and FirstBank Corp. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.

 SIGNATURE            DATE   SIGNATURE                                   DATE
 [_______________________]   [______________________________________________]

 A SIGNED CERTIFICATION FORM MUST ACCOMPANY ALL STOCK ORDER FORMS
 (SEE REVERSE SIDE)
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ITEM (6)A, B, C--(CONTINUED)

Account Title (Names on    Account       Account Title (Names on     Account
       Accounts)          Number(s)             Accounts)           Number(s)
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
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ITEM (11)--(CONTINUED)

List below all other orders       "Associate" is defined as: (i) any
submitted by you or your          corporation or organization (other than the
Associates (as defined) or by     Bank or a majority-owned subsidiary of the
persons acting in concert with    Bank) of which such person is a director,
you.                              officer or partner or is, directly or
                                  indirectly, the beneficial owner of 10% or
  Name(s) listed on  Number of    more of any class of equity securities; (ii)
  other Stock Order   Shares      any trust or other estate in which such person
        Forms         Ordered     has a substantial beneficial interest or as to
-------------------------------- which such person serves as a director or in a -------------------------------- similar fiduciary capacity; provided, however, -------------------------------- such term shall not include FirstBank Corp.'s -------------------------------- or FirstBank Northwest's employee benefit -------------------------------- plans in which such person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a Director or officer of the Bank or the Holding Company or any subsidiaries thereof. Directors of the Bank or the Holding Company are not treated as Associates solely because of their Board memberships.


     YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

                             CERTIFICATION FORM

 I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY FIRSTBANK NORTHWEST OR BY
 THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY GOVERNMENT AGENCY

 If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call ________________, located at _______________ at (xxx) xxx-xxxx.

 I further certify that, before purchasing the common stock, par value $.01 per share, of FirstBank Corp. (the "Company"), the proposed holding company for FirstBank Northwest I received a Prospectus of the Company dated _____________ __, 1997 relating to such offer of Common Stock.

 The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

   1.                                                            (page   )
   2.                                                            (page   )
   3.                                                            (page   )
   4.                                                            (page   )
   5.                                                            (page   )
   6.                                                            (page   )
   7.                                                            (page   )
   8.                                                            (page   )
   9.                                                            (page   )
  10.                                                            (page   )

 Signature                    Date       Signature                    Date
 [_______________________________]       [_______________________________]

 Name (Please Print)                     Name (Please Print)
 [_______________________________]       [_______________________________]
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[LOGO] FirstBank Corp.

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                             Stock Ownership Guide

INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s)
upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenant in common.
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UNIFORM TRANSFER TO MINORS ACT ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act of each state. There my be only one custodian and one minor designated on a stock certificate. The standard abbreviation for
Custodian is "CUST", while the Uniform Transfer to Minors Act is "UTMA".
Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Idaho Uniform Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA, ID (use minor's social security number).
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FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 .   The name(s) of the  fiduciary.  If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
 .   The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 .   A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 .   The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
 .   The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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

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                         Stock Order Form Instructions

ITEMS 1 AND 2-
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the
subscription price of $10.00 per share.   The minimum purchase in the
Subscription and Direct Community Offering is 25 shares. In the Subscription Offering, the maximum purchase by each Eligible Account Holder. Supplemental Eligible Account Holder and Other Member is $125,000 (12,500 shares), and the maximum purchase in the Direct Community Offering by any person, together with associates or persons acting in concert, is $XXX,XXX(XX,XXX shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $250,000 (25,000 shares). Eligible Account Holders desiring to purchase shares in the Direct Community Offering must do so by obtaining from the Conversion Center an additional Stock Order Form and submitting a completed additional Stock Order Form which indicates the number of shares to be purchased in the Direct Community Offering. FirstBank Northwest and FirstBank Corp. have reserved the right to reject the subscription of any order received in the Direct Community Offering, in whole or in part.
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ITEM 3-
Please check this box to indicate whether you are a employee, officer or trustee
of FirstBank Northwest or a member of such person's immediate family.    [_]
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ITEM 4-
Payment for shares may be made in cash (only if delivered by you in person to a branch office of FirstBank Northwest) or by check, bank draft or money order payable to FirstBank Northwest. Your funds will earn interest at the Bank's passbook rate of interest until the Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by check, bank draft or money order. [_]
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ITEM 5-
If you pay for your stock by a withdrawal from a deposit account at FirstBank Northwest, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or Qualified Plan.
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ITEM 6-
a.  Please check this box if you are an Eligible Account Holders with a deposit
    account(s) totaling $50.00 or more on December 31, 1995.    [_]
b. Please check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on March 31, 1997.
c. Check here if you were a depositor as of __________________, 1997 or a borrower with a loan outstanding as of April 25, 1990 which continued to be outstanding as of ______, 1997.
Please list all names on the account(s) and all account number(s) of accounts you had at these dates in order to insure proper identification of your purchase rights. Please note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.
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

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ITEMS 7, 8 AND 9-
The stock transfer industry has developed a uniform system of shareholder registration that will be used in the issuance of your FirstBank Corp. Common Stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide".
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ITEM 10-
Please check this box if you are a member of the NASD or if this item otherwise applies to you.
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ITEM 11-
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.
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ITEM 12-
Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgement, and the Certification Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed Stock Order Form and Certification form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form to any branch of FirstBank Northwest. Your Stock Order
Form and Certification Form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be received by FirstBank Northwest no later than 12:00 noon, Pacific time, on __________, ______ 1997 or it will become void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form and Certification Form, you may call our Conversion Center Monday through Friday from 10:00 a.m. to 4:00 p.m.
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